Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

& Corporate Marketing

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Fourth Quarter

and Fiscal Year Ended July 31, 2011 and Declares Quarterly Cash Dividend

Achieves Record Year in Revenues of $474 million, up 14% from fiscal 2010

PEABODY, Mass. (September 20, 2011) – Analogic Corporation (Nasdaq:ALOG), a leading provider of medical imaging and aviation security technology, today announced results for its fourth quarter and fiscal year ended July 31, 2011.

Highlights during the fourth quarter included:

•	Revenues of $135.3 million, up 18% from Q4 of fiscal 2010

•	GAAP operating margin of 5%; Non-GAAP operating margin of 10%

•	GAAP diluted EPS of $0.45, which includes $0.20 impact of restructuring charge; Non-GAAP diluted EPS of $0.83, up 20% from fiscal 2010

•	Strong cash flow from operations of $26.0 million

Highlights for fiscal year 2011 included:

•	Revenues of $473.6 million, up 14% from fiscal 2010

•	GAAP operating margin of 4%; Non-GAAP operating margin of 8%

•	GAAP diluted EPS of $1.42, up 15% from fiscal 2010; Non-GAAP diluted EPS of $2.35, up 37% from fiscal 2010

•	Improved cash flow from operations of $31.5 million

Revenues for the fourth fiscal quarter ended July 31, 2011, were $135.3 million, compared with third quarter revenues of $117.2 million and the prior fiscal year’s fourth quarter revenues of $115.0 million. GAAP net income for the fourth quarter of fiscal 2011 was $5.6 million, or $0.45 per diluted share, compared with income of $4.3 million, or $0.35 per diluted share, in the third quarter of fiscal 2011 and $7.1 million, or $0.56 per diluted share, for the prior year’s fourth quarter. Included in net income for the fourth quarter of fiscal 2011 was $3.6 million, or $0.20 per diluted share, for restructuring charges primarily associated with the consolidation of our ultrasound business and streamlining of our overall operations.

Non-GAAP net income for the fourth quarter was $10.3 million, or $0.83 per diluted share, compared with $6.7 million, or $0.54 per diluted share, in the third quarter of fiscal 2011, and $8.8 million, or $0.69 per diluted share, for the prior year’s fourth quarter. A reconciliation of reported to non-GAAP results is included as an attachment to this press release.

For fiscal 2011, revenues totaled $473.6 million, compared with revenues of $414.8 million in fiscal 2010, up 14%. GAAP net income for fiscal 2011 totaled $17.8 million, or $1.42 per diluted share, as compared with $15.6 million, or $1.23 per diluted share, for fiscal 2010. Non-GAAP net income for fiscal 2011 totaled $29.5 million, or $2.35 per diluted share, as compared with $21.7 million, or $1.72 per diluted share, for fiscal 2010.

Jim Green, president and CEO, commented, “I am very pleased with our strong performance in the fourth fiscal quarter, as we achieved the sixth consecutive quarter of double-digit, year-over-year, revenue growth, and achieved 10% non-GAAP operating margins driven by strong demand for our medical imaging and security products. We continue to see growth in our Medical Imaging business across our product lines on growing customer demand. Our Ultrasound business saw solid growth and our Security business had an exceptional quarter.”

“Fiscal year 2011 was a record year in revenues and we expect to stay on a growth trajectory,” Green continued. “Our business is on solid footing as we completed the realignment of the business around our three fundamental pillars of Medical Imaging, Ultrasound, and Security in the fourth quarter and we are confident that we will achieve our previously stated financial goal of double-digit non-GAAP operating margin for fiscal 2012.”

Segment Revenues

Revenue from our Medical Imaging segment was $89.3 million for the fourth quarter of fiscal 2011, up $6.3 million from the third quarter and up $16.0 million over the prior year’s fourth quarter. Revenue was up sequentially and year over year driven by greater overall demand for our medical imaging products.

Our Ultrasound segment revenue was $26.8 million for the fourth quarter of fiscal 2011, up $2.8 million from the third quarter and up $3.8 million over the prior year. Revenue was up sequentially due to typical seasonality as well as addressing product supply constraints from the third quarter related to our manufacturing transition. Revenue grew year over year due to stronger demand for our Flex Focus™ ultrasound systems.

Security Technology segment revenue was $19.2 million for the fourth quarter of fiscal 2011, up $9.0 million from the third quarter and up $0.6 million from a year earlier. Revenue was up sequentially due mainly to the timing of shipments under bridge orders from our OEM customer as well as higher engineering revenues in the quarter. Revenues continue to remain variable under these bridge orders due to the Transportation Security Administration’s deployment of a new procurement process.

Quarterly Cash Dividend

Analogic’s Board of Directors, on September 15, 2011, declared a $0.10 cash dividend for each common share for its fourth fiscal quarter ended July 31, 2011. The cash dividend will be payable on October 18, 2011, to shareholders of record on October 5, 2011.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, September 20, at 5:00 p.m. (ET) to discuss the fourth quarter and year-end results. To participate in the conference call, dial 1-866-551-3680, or 1-212-401-6760 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, PIN code 9244034#. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at investor.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) October 20, 2011. To access the digital replay, dial 1-866-551-4520, or 1-212-401-6750 for international callers. The playback reference is 275209. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) October 20, 2011.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG), headquartered in Peabody, Mass., is a high-technology company that designs and manufactures advanced medical imaging and security systems and subsystems sold to original equipment manufacturers (OEMs) and end users in the healthcare and homeland security markets. We are recognized worldwide for advancing state-of-the-art technology in the areas of computed tomography (CT), magnetic resonance imaging (MRI), digital mammography, ultrasound, and automatic explosives detection for airport security. Our OEM customers incorporate our technology into systems that they in turn sell for various medical and security applications. We also sell our ultrasound products directly to clinical end-user markets through our direct worldwide sales force under the brand name BK Medical. For more information, visit www.analogic.com

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended			Twelve months Ended
	July 31, 2011	April 30, 2011	July 31, 2010	July 31, 2011	July 31, 2010
Net revenue:
Product	$125,827	$113,791	$105,879	$447,622	$393,765
Engineering	9,522	3,380	9,123	25,973	21,048

Total net revenue	135,349	117,171	115,002	473,595	414,813

Cost of sales:
Product	78,787	69,714	65,837	278,153	248,350
Engineering	7,587	3,297	7,069	22,479	18,566

Total cost of sales	86,374	73,011	72,906	300,632	266,916

Gross profit	48,975	44,160	42,096	172,963	147,897

Operating expenses:
Research and product development	17,161	17,291	12,974	63,125	49,150
Selling and marketing	10,809	10,280	9,124	41,413	36,793
General and administrative	10,664	10,892	10,363	40,623	39,944
Restructuring	3,638	—	(74)	7,066	690

Total operating expenses	42,272	38,463	32,387	152,227	126,577

Income from operations	6,703	5,697	9,709	20,736	21,320

Other income (expense):
Interest income	168	137	149	711	633
Other, net	154	(293)	(24)	(515)	(486)

Total other income (expense), net	322	(156)	125	196	147

Income from continuing operations before income taxes	7,025	5,541	9,834	20,932	21,467
Provision for income taxes	1,400	1,223	2,824	4,312	5,668

Income from continuing operations	5,625	4,318	7,010	16,620	15,799
Income (loss) from discontinued operations (net of tax)	—	—	59	289	(244)
Gain on disposal of discontinued operations (net of tax)	—	—	—	924	—

Net income	$5,625	$4,318	$7,069	$17,833	$15,555

Basic net income (loss) per share:
Income from continuing operations	$0.45	$0.35	$0.56	$1.33	$1.26
Income (loss) from discontinued operations, net of tax	—	—	—	0.02	(0.02)
Gain on disposal of discontinued operations, net of tax	—	—	—	0.08	—

Basic net income per share	$0.45	$0.35	$0.56	$1.43	$1.24

Diluted net income (loss) per share:
Income from continuing operations	$0.45	$0.35	$0.55	$1.33	$1.25
Income (loss) from discontinued operations, net of tax	—	—	0.01	0.02	(0.02)
Gain on disposal of discontinued operations, net of tax	—	—	—	0.07	—

Diluted net income per share	$0.45	$0.35	$0.56	$1.42	$1.23

Dividends declared per share	0.10	0.10	0.10	0.40	0.40
Weighted-average shares outstanding:
Basic	12,384	12,381	12,600	12,491	12,584
Diluted	12,494	12,487	12,680	12,572	12,655

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except per share data)	Q4 11	Q4 10
	July 31, 2011	July 31, 2010
Assets:
Cash and cash equivalents	$169,656	$169,254
Accounts receivable, net	88,558	74,211
Inventories	105,483	86,060
Other current assets	19,516	21,972
Current assets of discontinued operations	—	299

Total current assets	383,213	351,796
Property, plant, and equipment, net	83,157	69,403
Other assets	55,182	55,367
Non-current assets of discontinued operations	—	9,210

Total Assets	$521,552	$485,776

Liabilities and Stockholders’ Equity:
Accounts payable	$37,478	$23,868
Accrued liabilities	41,438	33,103
Advanced payments and deferred revenue	9,249	8,888
Accrued income taxes	661	2,917
Current liabilities of discontinued operations	—	1,293

Total current liabilities	88,826	70,069

Long-term liabilities	9,254	6,665

Stockholders’ equity	423,472	409,042

Total Liabilities and Stockholders’ Equity	$521,552	$485,776

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED (GAAP) TO NON-GAAP MEASURES

We provide non-GAAP gross profit, operating expenses, income from operations, income from continuing operations, diluted earnings per share from continuing operations, net income and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Acquisition Related Gains and Expenses

We incur amortization of intangibles and other expenses related to acquisitions we have made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. During fiscal year 2011, our results included accounting items related to an acquisition of an OEM ultrasound transducer and probe product line. The acquisition accounting items included a bargain purchase gain (i.e. the acquired assets exceeded the amount to be paid for the acquisition) of $1,042,000 recorded in general and administrative expenses within operating income. We believe the exclusion of this gain and acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring

During the three months ended July 31, 2011, we initiated a plan to reduce our work force by 51 employees worldwide as we continue to streamline our overall operations. The total cost, including severance and personnel related costs, was $3,585,000 and was recorded as an operating expense during the three months ended July 31, 2011. During the three months ended October 31, 2010, we initiated a plan to reduce our work force by 104 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, Mass. manufacturing operations into our existing U.S. facilities. The total cost, including severance and personnel related costs, was $3,562,000 and was recorded as an operating expense during the three months ended October 31, 2010. We adjusted restructuring charges by ($134,000) and $53,000 in the three months ended January 31, 2011 and July 31, 2011, respectively. During the three months ended January 31, 2010, we reduced our work force by 17 employees worldwide. The total cost, including severance and personnel related costs, was $764,000 and was recorded as an operating expense during the three months ended January 31, 2010.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

ADJUSTED NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended			Twelve months Ended
	July 31, 2011	April 30, 2011	July 31, 2010	July 31, 2011	July 31, 2010
Gross Profit, As Reported	$48,975	$44,160	$42,096	$172,963	$147,897
Share-based compensation expense	139	148	101	571	445
Acquisition related expenses	303	325	282	1,570	1,128

Non-GAAP Gross Profit	$49,417	$44,633	$42,479	$175,104	$149,470

Percentage of Total Net Revenue	36.5%	38.1%	36.9%	37.0%	36.0%

Operating Expenses, As Reported	$42,272	$38,463	$32,387	$152,227	$126,577
Share-based compensation expense	(2,202)	(2,595)	(1,863)	(9,067)	(5,346)
Restructuring	(3,638)	—	74	(7,066)	(690)
Acquisition related gains and expenses	(462)	(462)	(450)	(807)	(1,803)

Non-GAAP Operating Expenses	$35,970	$35,406	$30,148	$135,287	$118,738

Percentage of Total Net Revenue	26.6%	30.2%	26.2%	28.6%	28.6%

Income From Operations, As Reported	$6,703	$5,697	$9,709	$20,736	$21,320
Share-based compensation expense	2,341	2,743	1,964	9,638	5,791
Restructuring	3,638	—	(74)	7,066	690
Acquisition related gains and expenses	765	787	732	2,377	2,931

Non-GAAP Income From Operations	$13,447	$9,227	$12,331	$39,817	$30,732

Percentage of Total Net Revenue	9.9%	7.9%	10.7%	8.4%	7.4%

Income From Continuing Operations Before Income Taxes, As Reported	$7,025	$5,541	$9,834	$20,932	$21,467
Share-based compensation expense	2,341	2,743	1,964	9,638	5,791
Restructuring	3,638	—	(74)	7,066	690
Acquisition related gains and expenses	765	787	732	2,377	2,931

Non-GAAP Income From Continuing Operations Before Income Taxes	$13,769	$9,071	$12,456	$40,013	$30,879

Percentage of Total Net Revenue	10.2%	7.7%	10.8%	8.4%	7.4%

Income From Continuing Operations, As Reported	$5,625	$4,318	$7,010	$16,620	$15,799
Share-based compensation expense	1,643	1,901	1,293	6,583	3,870
Restructuring	2,549	—	(54)	4,903	438
Acquisition related gains and expenses	518	488	465	1,146	1,860

Non-GAAP Income From Continuing Operations	$10,335	$6,707	$8,714	$29,252	$21,967

Percentage of Total Net Revenue	7.6%	5.7%	7.6%	6.2%	5.3%

Diluted Net Income Per Share From Continuing Operations, As Reported	$0.45	$0.35	$0.55	$1.33	$1.25
Effect of non-GAAP adjustments	0.38	0.19	0.14	1.00	0.49

Non-GAAP Diluted Net Income Per Share From Continuing Operations	$0.83	$0.54	$0.69	$2.33	$1.74

Net Income, As Reported	$5,625	$4,318	$7,069	$17,833	$15,555
Share-based compensation expense	1,643	1,901	1,293	6,583	3,870
Restructuring	2,549	—	(54)	4,903	438
Acquisition related gains and expenses	518	488	465	1,146	1,860
Gain on sale of discontinued operation	—	—	—	(924)	—

Non-GAAP Net Income	$10,335	$6,707	$8,773	$29,541	$21,723

Percentage of Total Net Revenue	7.6%	5.7%	7.6%	6.2%	5.2%

Diluted Net Income Per Share, As Reported	$0.45	$0.35	$0.56	$1.42	$1.23
Effect of non-GAAP adjustments	0.38	0.19	0.13	0.93	0.49

Non-GAAP Diluted Net Income Per Share	$0.83	$0.54	$0.69	$2.35	$1.72